     As filed with the Securities and Exchange Commission on June 28, 1999
                                               Registration No. 333-____________
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                            -----------------------
                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                            -----------------------
                                STAMPS.COM INC.
            (Exact name of registrant as specified in its charter)

            Delaware                                     77045466
    (State or other jurisdiction           (IRS Employer Identification No.)
    of incorporation or organization)

                     3420 Ocean Park Boulevard, Suite 1040
                        Santa Monica, California 90405
              (Address of principal executive offices) (Zip Code)

                           ------------------------
                           1999 STOCK INCENTIVE PLAN
                       1999 EMPLOYEE STOCK PURCHASE PLAN
                           (Full title of the Plans)

                            -----------------------
                               Mr. John M. Payne
                Chief Executive Officer, President And Director
                                Stamps.com Inc.
                     3420 Ocean Park Boulevard, Suite 1040
                        Santa Monica, California 90405
                    (Name and address of agent for service)
                                (310) 581-7200
         (Telephone number, including area code, of agent for service)

                           ------------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================

                                                               Proposed               Proposed
           Title of                                            Maximum                Maximum
          Securities                     Amount                Offering               Aggregate           Amount of
             to be                        to be                  Price                Offering           Registration
          Registered                   Registered(1)          per Share(2)             Price(2)              Fee
          ----------                   -------------          ------------            ---------          ------------
  1999 Stock Incentive Plan
  Common Stock, $0.001 par value     7,290,000 shares          $14.09              $102,716,100.00        $28,555.08

  1999 Employee Stock Purchase Plan
  Common Stock, $0.001 par value       300,000 shares          $14.09              $  4,227,000.00        $ 1,175.11
                                                                                                          ==========

  Aggregate Registration Fee                                                                              $29,730.19

================================================================================
(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the Employee Stock Purchase Plan or the 1999 Stock Incentive Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on June 25, 1999, as reported by the Nasdaq National Market.

                                    PART II

              Information Required in the Registration Statement



Item 3.  Incorporation of Documents by Reference
         ---------------------------------------

          Stamps.com Inc. (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

     (a) The Corporation's Registration Statement No. 333-77025 on Form S-1 filed with the SEC on March 26, 1999, together with the amendments thereto on Form S-1/A filed with the SEC on May 13, 1999, June 7, 1999, June 14, 1999, June 22, 1999, and June 24, 1999,
          respectively;

     (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended (the "1933 Act") filed with the SEC on June 25, 1999, in connection with the Registrant's Registration Statement No. 333-77025, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1998; and

     (c) The Corporation's Registration Statement on Form 8-A12G filed with the SEC on June 17, 1999, in which are described the terms, rights and provisions applicable to the Corporation's outstanding Common Stock.

          All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities
         --------------------------

          Not Applicable

Item 5.  Interests of Named Experts and Counsel
         --------------------------------------

          Not Applicable.

Item 6.  Indemnification of Directors and Officers
         -----------------------------------------

          Section 145 of the Delaware law empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers, but this statutory provision shall not eliminate or limit the liability of a director:

          . for any breach of the director's duty of loyalty to the corporation or its stockholders;

          . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

          .    arising under Section 174 of the Delaware law; or

          . for any transaction from which the director derived an improper personal benefit.

          The Delaware law provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation's bylaws, or by reason of any agreement, a vote of stockholders or otherwise. The Registrant's the certificate of incorporation provides that the Registrant indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that the person is or was a director or officer, or is or was serving at the Registrant's request as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses, judgements, fines and amounts paid in settlement actually and reasonably incurred by the person in the action, suit or proceeding.

          The Registrant plans to enter into indemnification agreements with its directors and our executive officers containing provisions that may require us, among other things, to indemnify its directors and officers against liabilities that may arise by reason of their status or service as directors or officers other than liabilities arising from willful misconduct of a culpable nature, to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' liability insurance if maintained for other directors or officers.

Item 7.  Exemption from Registration Claimed
         -----------------------------------

         Not Applicable.

Item 8.  Exhibits
         --------

Exhibit Number      Exhibit
--------------      -------

 4                  Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No. 000-26427 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(c)
                    to this Registration Statement.
 5                  Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24                 Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
 99.1               1999 Stock Incentive Plan.
 99.2               Form of Notice of Grant of Stock Option.
 99.3               Form of Stock Option Agreement.
 99.4               Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Corporate Transaction/Change in
                    Control).
 99.5               Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Right).
 99.6               Form of Stock Issuance Agreement.
 99.7               Form Addendum to Stock Issuance Agreement (Involuntary
                    Termination Following Corporate Transaction/Change in
                    Control).
 99.8               Form Automatic Stock Option Agreement.
 99.9               Form Notice of Grant of Non-Employee Director - Automatic
                    Stock Option (Initial).
 99.10              Form Notice of Grant of Non-Employee Director - Automatic
                    Stock Option (Annual).
 99.11              1999 Employee Stock Purchase Plan.
 99.12              Form of Enrollment/Change Form.
 99.13              Form of Stock Purchase Agreement.


Item 9.  Undertakings
         ------------

          A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by
Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to
Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1998 Stock Option/Stock Issuance Plan and Employee Stock Purchase Plan.

          B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Santa Monica, State of California on this 24th day of June, 1999.


                         STAMPS.COM INC.


                         By:   /s/ JOHN M. PAYNE
                            ---------------------------------------------------
                               John M. Payne
                               Chief Executive Officer, President and Director


                               POWER OF ATTORNEY
                               -----------------

KNOW ALL PERSONS BY THESE PRESENTS:

          That the undersigned officers and directors of Stamps.com Inc., a Delaware corporation, do hereby constitute and appoint John M. Payne, Chief Executive Officer, President and Director and John W. LaValle, Chief Financial Officer, Senior Vice President of Operations and Secretary and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

          IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                               Date
---------                  -----                               ----


/s/ JOHN M. PAYNE          Chief Executive Officer,         June 24, 1999
-----------------------
John M. Payne              President and Director



/s/ JOHN W. LaVALLE        Chief Financial Officer,         June 24, 1999
-----------------------
John W. LaValle            Senior Vice President of
                           Operations and Secretary


/s/ THOMAS H. BRUGGERE     Chairman of the,                 June 24, 1999
-----------------------
Thomas H. Bruggere         Board of Directors

/s/ MOHAN P. ANANDA           Director                    June 24, 1999
-------------------------
Mohan P. Ananda


/s/ DAVID C. BOHNETT          Director                    June 24, 1999
-------------------------
David C. Bohnett


/s/ JEFFREY J. BROWN          Director                    June 24, 1999
-------------------------
Jeffrey J. Brown


/s/ THOMAS N. CLANCY          Director                    June 24, 1999
-------------------------
Thomas N. Clancy


/s/ G. BRADFORD JONES         Director                    June 24, 1999
-------------------------
G. Bradford Jones


/s/ MARVIN RUNYON             Director                    June 24, 1999
-------------------------
Marvin Runyon


/s/ LOREN E. SMITH            Director                    June 24, 1999
-------------------------
Loren E. Smith

                                 EXHIBIT INDEX

Exhibit Number      Exhibit
--------------      -------

 4                  Instruments Defining the Rights of Stockholders. Reference
                    is made to Registrant's Registration Statement No.000-26427 on Form 8-A12G, together with any exhibits thereto, which
                    are incorporated herein by reference pursuant to Item 3(c)
                    to this Registration Statement.
 5                  Opinion and consent of Brobeck, Phleger & Harrison LLP.
 23.1               Consent of Arthur Andersen LLP, Independent Public
                    Accountants.
 23.2               Consent of Brobeck, Phleger & Harrison LLP is contained in
                    Exhibit 5.
 24                 Power of Attorney. Reference is made to page II-4 of this
                    Registration Statement.
 99.1               1999 Stock Incentive Plan.
 99.2               Form of Notice of Grant of Stock Option.
 99.3               Form of Stock Option Agreement.
 99.4               Form of Addendum to Stock Option Agreement (Involuntary
                    Termination Following Corporate Transaction/Change in
                    Control).
 99.5               Form of Addendum to Stock Option Agreement (Limited Stock
                    Appreciation Right).
 99.6               Form of Stock Issuance Agreement.
 99.7               Form of Addendum to Stock Issuance Agreement (Involuntary
                    Termination Following Corporate Transaction/Change in
                    Control).
 99.8               Form of Automatic Stock Option Agreement.
 99.9               Form Notice of Grant of Non-Employee Director -Automatic
                    Stock Option (Initial).
 99.10              Form Notice of Grant of Non-Employee Director -Automatic
                    Stock Option (Annual).
 99.11              1999 Employee Stock Purchase Plan.
 99.12              Form of Enrollment/Change Form.
 99.13              Form of Stock Purchase Agreement.